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                                                                    EXHIBIT 10.1

                     [UGLY DUCKLING CORPORATION LETTERHEAD]

May 21, 1998


VIA HAND DELIVERY


Steven A. Tesdahl
9501 North 46th Place
Phoenix, Arizona  85028


Re:      Modification of Terms of Employment ("Modification")


Dear Steve:

The purpose of this letter agreement is to modify and amend the terms of your employment with Ugly Duckling Corporation as evidenced by the letter agreement from me, dated August 6, 1997, re Terms of Employment ("Employment Agreement").

The "Change of Control" provisions of your Employment Agreement presently states, in part, that:

      "For purposes of this letter, change of control shall be defined by the [Ugly Duckling Long Term Incentive Plan] but shall include the removal and/or resignation of Ernest C. Garcia II as the Chairman of the Board of Directors and Chief Executive Officer of Ugly Duckling."

It is my understanding that you have agreed to modify and amend the preceding provision to allow Greg Sullivan to serve as Chief Executive Officer of Ugly Duckling, without triggering any possible Change of Control event under your Employment Agreement. Thus, the last sentence of the Change of Control provisions of your Employment Agreement is replaced with the following sentence:

      "For purposes of this letter, change of control shall be defined by the Plan but shall include the (1) removal and/or resignation of Ernest C. Garcia II as the Chairman of the Board of Directors of Ugly Duckling, or
      (2) removal and/or resignation of (i) Mr. Garcia as the Chief Executive Officer of Ugly Duckling, without Gregory B. Sullivan serving as Mr. Garcia's replacement as Chief Executive Officer or (ii) Mr. Sullivan as the Chief Executive Officer of Ugly Duckling, without Mr. Garcia serving as Mr. Sullivan's replacement as Chief Executive Officer."

This Modification, together with the Employment Agreement, embodies the entire agreement and understanding between Ugly Duckling and you and supersedes all prior or contemporaneous agreements and understanding between us, verbal or written, relating to the subject matter hereof and thereof.

If this Modification is consistent with your understanding and it is acceptable to you, then please acknowledge your acceptance by signing this letter and returning it to me. If you have any questions or comments regarding the above, please contact Greg Sullivan or me.

Very truly yours,


/s/ Steven P. Johnson
Steven P. Johnson
General Counsel



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May 21, 1998
Steven A. Tesdahl
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Accepted and agreed to as of the date first written above:

/s/ Steven A. Tesdahl
---------------------------------
Steven A. Tesdahl